Exhibit 10.2

CONFIRMATION AND AMENDMENT OF LOAN DOCUMENTS

THIS CONFIRMATION AND AMENDMENT OF LOAN DOCUMENTS (“Confirmation and Amendment”), is executed to be effective as of May 16, 2018, by and between IMPAC MORTGAGE CORP., a California corporation (hereinafter referred to as "Borrower"), and MERCHANTS BANK OF INDIANA (hereinafter referred to as "Lender");

W I T N E S S E S   T H A T:

WHEREAS, Borrower and Lender entered into a certain Line of Credit Promissory Note dated August 17, 2017 (hereinafter, as heretofore amended, modified or restated, referred to as the "Note") pursuant to which Lender, among other things, extended to Borrower a line of credit in a principal amount which has since been increased to Fifty Million and 00/100 Dollars ($50,000,000.00), (such line of credit is referred to in the Note and hereinafter referred to as the "Loan");

WHEREAS, the Loan is evidenced by (i) the Note, and (ii) a certain Security Agreement dated August 17, 2017, entered into by Borrower in favor of Lender (the “Security Agreement”), together with all other documents evidencing or securing the Loan (collectively, as heretofore amended, the “Loan Documents”);

WHEREAS, Borrower has requested certain amendments to the Loan Documents as more particularly described herein;

WHEREAS, Lender is willing to modify the Loan Documents subject to, inter alia, the terms and conditions hereinafter specified and upon the condition that Borrower makes the acknowledgements, agreements and confirmations set forth herein and executes all documents reasonably required by Lender to effectuate such modification.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

1. Borrower and Lender hereby agree that the amount of the Loan, as reflected in the Note and all other Loan Documents, is hereby increased to Sixty Million and 00/100 Dollars ($60,000,000.00).

Exhibit 10.2

2. Borrower and Lender hereby agree that the rate of interest set forth in the Note is revised to be as follows:  “a rate per annum (based upon a year of 360 days and actual days elapsed) equal to the rate from time to time announced by the Wall Street Journal as the “One Month LIBOR”, plus three hundred (300) basis points with changes in the interest rate hereunder to take effect on first day of each calendar month.”

3. Borrower and Lender hereby agree that in Section 1 of the Note, “(i) Thirty Million and 00/100 Dollars ($30,000,000.00), or (ii) fifty-five percent (55%) of the lesser of the reported book or appraised valuation of the Pledged Mortgage Servicing Rights as set forth in the quarterly reports of Maker issued immediately preceding the date that Lender makes any such advance of funds to Maker” is hereby deleted and replaced with “(i) Sixty Million and 00/100 Dollars ($60,000,000.00), or (ii) sixty percent (60%) of the lesser of the reported book or appraised valuation of the Pledged Mortgage Servicing Rights as set forth in the quarterly reports of Maker issued immediately preceding the date that Lender makes any such advance of funds to Maker” in lieu thereof.

4. Notwithstanding anything to the contrary, Borrower and Lender hereby agree that the Collateral defined in the Security Agreement and the Pledged Mortgage Servicing Rights defined in the Note shall also include Servicing Contract Rights of Borrower to service mortgage loans owned or guaranteed by the Government National Mortgage Association (“Ginnie Mae”) pursuant to applicable Ginnie Mae guidelines and related agreements.  Lender is hereby authorized to file a UCC-3 Amendment to amend the collateral description set forth therein to include such servicing rights with respect to Ginnie Mae mortgage loans. For the avoidance of doubt, (a) the Collateral defined in the Security Agreement does not include Borrower’s rights to servicing income or servicing advance reimbursements due from Ginnie Mae and (b) the security interest in the Collateral is subject and subordinate to all rights, powers, and prerogatives of Ginnie Mae under applicable Ginnie Mae guidelines and related agreements.

The security interests granted herein shall be recognized by Ginnie Mae in the form of the typical acknowledgment agreement utilized by Ginnie Mae (the “Acknowledgement Agreement”). The Acknowledgement Agreement shall be executed by Ginnie Mae within one hundred eighty (180) days of the date hereof.  If Borrower fails to timely provide the Acknowledgment Agreement in accordance with the immediately preceding sentence, Lender may give a notice to Borrower to immediately prepay the portion of the principal amount of the Note allocable to the Ginnie Mae Loans for which there is no applicable Acknowledgement Agreement, and thereafter the Collateral shall no longer include Servicing Contract Rights of Borrower to service mortgage loans owned or guaranteed by Ginnie Mae.

5. Borrower acknowledges and confirms that the Loan Documents continue in full force and effect and secure, extend to, include and are effective with respect to the Loan, and all other indebtedness and obligations of Borrower to Lender more particularly described in the Loan Documents as being secured thereby.  Borrower reaffirms and ratifies all warranties, representations, provisions, conditions, terms, covenants and agreements set forth in the Loan Documents.

Exhibit 10.2

6. Borrower represents and warrants to Lender that (a) as of the effective date hereof, there exists no event of default under the Note or Loan Documents, or any condition that, with the giving of notice, lapse of time, or both, would constitute an event of default under the Note or Loan Documents, and (b) Borrower has no defenses, offsets, claims or counterclaims against Lender under the Note, the Loan Documents or any other agreement, instrument, document or event executed or occurring in connection therewith.

7. Borrower hereby agrees to reimburse Lender upon demand for all costs and expenses incurred by Lender in connection with the amendment and modification of the terms and conditions of the Loan pursuant to this Confirmation and Amendment, including but not limited to all premiums and fees of any title insurance company in connection with issuing any endorsement required by Lender to any policy of title insurance, all recording and filing fees and all reasonable attorneys’ fees and expenses.

8. This Confirmation and Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives.

9. The undersigned, executing this Confirmation and Amendment for and on behalf of Borrower, certifies and represents to Lender that s/he is duly authorized by all action necessary on the part of Borrower to execute and deliver this document and that this document constitutes a legal, valid and binding obligation of Borrower in accordance with its terms.  This agreement may be executed and delivered in multiple counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one and the same instrument.

10. This Confirmation and Amendment shall be governed by and construed in accordance with the laws of the State of Indiana.

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Exhibit 10.2

IN WITNESS WHEREOF, the undersigned have caused this Confirmation and Amendment of Loan Documents to be executed effective as of the day and the year first above written.

Borrower:

IMPAC MORTGAGE CORP.

By:       /s/ Todd Taylor

Name:       Todd Taylor

Title:      EVP, CFO

Lender:

MERCHANTS BANK OF INDIANA

By:      /s/ Michael J Dunlap

Name:        Michael J Dunlap

Title:        President

Consent and Acknowledgement of Guarantor

The undersigned Guarantor hereby consents to

and acknowledges the foregoing Confirmation

and Amendment as of the date first above written.

Guarantor:

INTEGRATED REAL ESTATE SERVICE CORP.,

a Maryland corporation

By:       /s/ Todd Taylor

Name:       Todd Taylor

Title:       EVP, CFO